Exhibit 10.7

TRUST AGREEMENT

This Trust Agreement (the “Trust Agreement”) is entered into as of June 16, 2016 (the “Effective Date”) by and between StemCells, Inc., a Delaware corporation (the “Company”) and David A. Bradlow (the “Trustee”).

RECITALS

WHEREAS, the Company has terminated its Phase II Pathway Study and has begun a wind down of the Company’s operations;

WHEREAS, the Company has determined that the continued employment and cooperation of certain employees identified on Exhibit A hereto (each such individual, a “Severance Agreement Employee,” and collectively, the “Severance Agreement Employees”) will be necessary to support the wind down process and maximize the value of the Company’s assets;

WHEREAS, as consideration for the Severance Agreement Employees’ continued employment and cooperation to support the Company’s wind down process, the Company has entered into agreements with each of them (each such agreement, a “Severance Agreement,” and collectively, the “Severance Agreements”), which agreements set forth, among other things, the terms of each Severance Agreement Employee’s severance payment payable upon such Severance Agreement Employee’s termination from the Company (collectively, the “Severance Obligations”);

WHEREAS, pursuant to the new Severance Agreements, pre-existing severance agreements were extinguished, and the Severance Agreement Employees agreed to accept reduced severance payments upon their termination of employment;

WHEREAS, part of the consideration given to Severance Agreement Employees in the Severance Agreements was the protection of the Severance Agreement Employees’ severance payments in an irrevocable trust created for their benefit;

WHEREAS, the Company has also determined that, as partial consideration for the continued employment and cooperation of the employees identified on Exhibit B hereto (each such individual, an “Exiting Employee,” and collectively, the “Exiting Employees”), it is in the Company’s best interests to protect the Company’s obligations to the Exiting Employees to pay for paid time off and final wages owed (collectively, the “PTO Obligations”) in an irrevocable trust created for the benefit of the Exiting Employees;

WHEREAS, the Company has further determined that the continued employment of the employees identified on Exhibit C hereto (each such individual, a “Retention Agreement Employee,” and collectively, the “Retention Agreement Employees,” and, together with the Severance Agreement Employees and the Exiting Employees, the “STEM Employees”) until a date beyond August 1, 2016 specified in certain retention agreements entered into between each of the Retention Agreement Employees and the Company (each such date, the Retention Agreement Employee’s “Retention Date,” and each such agreement, the Retention Agreement Employee’s “Retention Agreement”) will be essential to an orderly wind down process and the maximization of the Company’s assets;

WHEREAS, pursuant to the Retention Agreements, the Company has agreed to pay, and the Retention Agreement Employees agreed to accept, retention bonuses upon their termination, provided that they continue to be employed by the Company until their respective Retention Date (collectively, the “Retention Obligations”);

WHEREAS, an additional consideration given to the Retention Agreement Employees was the protection of the Retention Obligations in an irrevocable trust created for the benefit of the Retention Agreement Employees; and

WHEREAS, the Company desires and has determined to be in its best interests to contribute $2.3 million to fund an irrevocable trust (the “Trust”) in accordance with the terms of this Trust Agreement for the purpose of securing the Severance Obligations, the PTO Obligations and the Retention Obligations;

AGREEMENT

NOW, THEREFORE, the Company and the Trustee hereby enter into this Trust Agreement and establish the Trust and provide for its funding and administration. The Trustee hereby agrees to serve as such and to receive and hold any and all cash and property which may be delivered to him as trustee hereunder from time to time, in trust for the uses and purposes and upon the terms and conditions hereinafter stated:

ARTICLE I.

TRUST FUND; TERM; NATURE OF TRUST; LIST OF BENEFICIARIES

Section 1.1. Trust	Fund

(a) For good and valuable consideration, the Company hereby irrevocably transfers and delivers to the Trustee all right, title and interest in and to the property listed in Exhibit D hereto, to have and to hold such property and any other property which, pursuant to any of the provisions hereof, the Trustee at any time hereafter may hold or acquire for the uses and purposes and upon the terms and conditions herein set forth. All such property constituting the principal of the Trust and any earnings thereon shall hereafter be collectively referred to as the “Trust Fund.”

(b) Notwithstanding anything to the contrary herein, the Company shall have no obligations or duties to contribute any additional funds or replenish the Trust Fund.

Section 1.2.	Term of the Trust

(a) The Trust hereby established is irrevocable and shall continue until the earlier to occur of:

(i) the exhaustion of the Trust Fund;

(ii) satisfaction or disclaimer of all claims listed on Exhibit A, Exhibit B, and Exhibit C attached hereto; or

(iii) dissolution/liquidation of the Company.

(b) Notwithstanding Section 1.2(a) above, the Trust shall be terminated by no later than June 15, 2017.

Section 1.3.	Grantor Trust; Termination

(a) The Trust is intended to be a grantor trust of the Company, within the meaning of Section 671 et seq. of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and shall be construed accordingly.

(b) The Trust Fund shall not be paid to the Company or any trustee in bankruptcy of the Company, except if otherwise ordered by a court of competent jurisdiction, shall be held separate and apart from other funds of the Company, and shall be used exclusively for the uses and purposes herein set forth. The STEM Employees shall have no preferred claim on any assets of the Trust Fund prior to the time such assets are paid to any STEM Employee as provided herein. However, the STEM Employees and each of them are third party beneficiaries of this Trust Agreement, and each of them may enforce its terms.

(c) Immediately prior to the termination of the Trust, all assets and liabilities remaining in the Trust shall be first applied to pay any and all administrative fees and expenses of the Trust and then to satisfy all liabilities of the Trust to the Trustee and to third parties. If, after payment of the foregoing, there are funds remaining in the Trust, notwithstanding Section 1.3(b), such funds and all other assets of the Trust shall be distributed to the Company, provided, however, that prior to any such distribution, the Company and, if applicable, a bankruptcy trustee or debtor-in-possession (collectively, for purposes of this Section 1.3(c), the “Releasing Parties”), execute a release, reasonably acceptable to the Trustee, of all claims that the Releasing Parties have against the Trust or the Trustee arising out of, in connection with, or relating to this Trust Agreement.

Section 1.4.	STEM Employees

(a) The sole and only beneficiaries of the Trust are the STEM Employees.

(b) Each Severance Agreement Employee is entitled, subject to the terms of this Trust Agreement and the Severance Agreement Employee’s Severance Agreement, to payment out of the Trust Fund of no more than the amount listed for such Severance Agreement Employee on

Exhibit A attached hereto, which amount includes the employer portion of such taxes and includes all withholding taxes and other applicable payroll deductions (each such amount, such Severance Agreement Employee’s “Severance Amount”).

(c) Each Exiting Employee is entitled, subject to the terms of this Trust Agreement, to payment out of the Trust Fund of no more than the amount listed for such Exiting Employee on Exhibit B attached hereto, which amount includes the employer portion of such taxes and includes all withholding taxes and other applicable payroll deductions (each such amount, such Exiting Employee’s “PTO Amount”).

(d) Each Retention Agreement Employee is entitled, subject to the terms of this Trust Agreement and the Retention Agreement Employee’s Retention Agreement, to payment out of the Trust Fund of no more than the amount listed for such Retention Agreement Employee on Exhibit C attached hereto, which amount includes the employer portion of such taxes and includes all withholding taxes and other applicable payroll deductions (each such amount, such Retention Agreement Employee’s “Retention Amount”).

Section 1.5.	Direction of Investment

The Trustee is authorized to make investments permissible by law for the investment of trust funds, subject to the terms of this Trust Agreement. Such investments shall be undertaken in a manner that is likely to minimize the risk of loss to the corpus of the Trust.

ARTICLE II.

PAYMENTS FROM THE TRUST

Section 2.1.	Payments from the Trust

(a) The obligation of the Trustee is to pay (as herein provided) out of the Trust Fund, to the extent funds are available therein:

(i)	to any Severance Agreement Employee such Severance Agreement Employee’s Severance Amount to which the Severance Agreement Employee is legally and properly entitled under such Severance Agreement Employee’s Severance Agreement, at the time that such Severance Amount becomes due and payable under such Severance Agreement Employee’s Severance Agreement;

(ii)	to any Exiting Employee such Exiting Employee’s PTO Amount to which the Exiting Employee is legally and properly entitled, upon such Exiting Employee’s termination from the Company; and

(iii)	to any Retention Agreement Employee such Retention Agreement Employee’s Retention Amount to which the Retention Agreement Employee is legally and properly entitled, upon such Retention Agreement Employee’s termination from the Company.

(b) For a Severance Agreement Employee to be paid his or her Severance Amount, the Company must deliver to the Trustee a certificate, substantially in the form attached as Exhibit E hereto, executed by an officer of the Company stating, among other things:

(i)	that the Severance Agreement Employee has been terminated, or will be terminated, from employment by the Company, and the date of his or her termination from the Company (such Severance Agreement Employee’s “Separation Date”);

(ii)	that the Severance Agreement Employee has timely signed, delivered and not revoked the Release of Claims (as defined in the Severance Agreement); and

(iii)	that the Severance Agreement Employee is not disqualified from receiving his or her Severance Amount under the terms of his or her Severance Agreement.

(c) For an Exiting Employee to be paid his or her PTO Amount, the Company must deliver to the Trustee a certificate, substantially in the form attached as Exhibit F hereto, executed by an officer of the Company, stating, among other things:

(i)	that the Exiting Employee has been terminated, or will be terminated, from employment by the Company, and the date of his or her termination from the Company (such Exiting Employee’s “Separation Date”); and

(ii)	the PTO Amount to which the Exiting Employee is entitled.

(d) For a Retention Agreement Employee to be paid his or her Retention Amount, the Company must deliver to the Trustee a certificate, substantially in the form attached as Exhibit G hereto, executed by an officer of the Company stating, among other things:

(i)	that the Retention Agreement Employee continued to be employed with the Company through his or her Retention Date;

(ii)	that the Retention Agreement Employee has been terminated, or will be terminated, from employment by the Company, and the date of his or her termination from the Company (such Retention Agreement Employee’s “Separation Date”);

(iii)	that he or she has timely signed, delivered and not revoked the Release of Claims (as defined in the Retention Agreement Employee’s Severance Agreement); and

(iv)	that he or she is not disqualified from receiving his or her Retention Amount under the terms of his or her Retention Agreement.

(e) The Trustee shall pay each STEM Employee’s Severance Amount, PTO Amount, and/or Retention Amount, as applicable, within five (5) business days of receipt by the Trustee of the certificate required under Section 2.1(b), 2.1(c), or 2.1(d), as applicable, by wiring such amount to ADP on account of such STEM Employee using the wire instructions provided in the certificate required under Section 2.1(b), 2.1(c), and/or 2.1(d), as applicable, provided, however, that if the Company delivers the certificate required under Section 2.1(b), 2.1(c), or 2.1(d) to the Trustee at least five (5) business days before the STEM Employee’s Separation Date, then the Trustee will wire the payments owing on the STEM Employee’s Separation Date. The Trustee shall not be liable to the Company or any third party for payment of a claim if the certificate provided to the Trustee is conforming on its face. Because the Trustee is required to compute (but not pay to the taxing authorities) the employer’s tax that arises from each STEM Employee payment, the required certificate shall not be deemed received by the Trustee unless it is accompanied by a current payroll register reflecting each such STEM Employee’s year to date gross taxable wages for purposes of determining applicable limits for Social Security, Medicare, Unemployment and other taxes. The Trustee can and will rely on the current payroll register for determining the amount needed to pay employer taxes, which will be paid by ADP on behalf of the Company from each STEM Employee’s Severance Amount, PTO Amount and/or Retention Amount, as applicable.

(f) Notwithstanding the foregoing, the Trustee shall not disburse to any STEM Employee an amount greater than the sum of (i) the Severance Amount, if any, listed for such STEM Employee on Exhibit A, (ii) the PTO Amount, if any, listed for such STEM Employee on the certificate described in Section 2.1(c) herein, and (iii) the Retention Amount, if any, listed for such STEM Employee on the certificate described in Section 2.1(d) herein, and the aggregate amount of disbursements from the Trust shall not exceed $2.3 million, which amount includes disbursements to the Trustee for the payment of fees and reimbursement of expenses pursuant to Section 3.5 herein, plus any investment income generated from the Trust Fund (see Sections 3.1, 3.2).

Section 2.2.	Persons to Receive Payment

The Trustee shall pay all amounts payable hereunder only to ADP on account of the STEM Employees (or their legal beneficiaries or representatives upon death), and not to any other person. The receipt by ADP shall be a complete discharge of the Trustee for any sums so paid.

Section 2.3.	Trust Fund, Assignments

No part of the Trust Fund shall be liable for the debts, contracts or engagements of any STEM Employee, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except that upon the disability or death of a STEM Employee, such person’s legal beneficiaries and representatives may succeed to his or her interest hereunder for the purposes provided pursuant to any Severance Obligation, PTO Obligation, or Retention Obligation that is for his or her benefit.

Section 2.4.	Taxes

(a)	Income Taxes

All interest and other investment income earned on amounts on deposit in the Trust Fund shall be attributed to the Company. The Company shall be responsible for determining any requirements for paying or reporting any payments for tax purposes. The Company shall prepare all tax returns and pay any and all taxes on the Trust Fund or the income thereof, to the extent required to be paid by the Company under applicable law.

(b)	Payroll Taxes

All payments made to STEM Employees shall be processed through the Company’s ADP payroll system and the Trustee shall fund the ADP account for payment of all employer taxes arising from payment to the STEM Employees and ADP shall withhold all required Federal and State withholding taxes and such withholding and employer taxes shall be remitted to the taxing authorities by ADP, or the Trustee, if ADP is unable to do so. This includes all taxes payable upon a Severance Amount, PTO Amount, or Retention Amount distribution from the Trust.

ARTICLE III.

POWERS, DUTIES AND RIGHTS OF TRUSTEE

Section 3.1.	General

(a) It shall be the duty of the Trustee to hold, manage, invest and reinvest the Trust Fund (subject to Section 1.5), to collect and hold the increase, earnings and profits thereon, and to make payment from the Trust Fund, all as herein provided.

(b) Subject to the provisions of this Trust Agreement, the assets of the Trust Fund shall be held in an FDIC-insured institution, and the assets of the Trust Fund above the applicable FDIC insurance limit shall be secured by short-term bonds issued or guaranteed by the U.S. Government.

(c) Notwithstanding the above, sufficient liquidity shall be maintained to meet the reasonably anticipated requirements of the Trust Fund for payment of expenses of administration, investment and management and for payments to the STEM Employees.

Section 3.2.	Powers of Investment

(a) Subject to Section 1.5 and the limitations and requirements hereof, and applicable laws, the Trustee shall have full power to invest and reinvest and/or cause to be invested and reinvested the assets of the Trust Fund in such manner as he deems beneficial and appropriate for the conservation and growth of the Trust Fund without his being limited or bound by any rule or custom relating to investments by trustees.

(b) For the avoidance of doubt, subject to Section 1.5, the Trustee shall have the power and authority to invest and reinvest all uninvested cash into obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in notes or other instruments, including repurchase agreements, collateralized or secured by such obligations, or in units or shares of mutual funds thereof.

(c) The Trustee shall have the power and authority to register any investment held in the Trust Fund in his own name or in the name of a nominee and to hold any investment in bearer form. The books and records of the Trustee shall show that all such investments are part of the Trust Fund. The Trustee shall be liable for all acts of his nominees.

Section 3.3.	Duties of Trustee

(a) The Trustee shall exercise his powers from time to time as may be appropriate or as required by law.

(b) The Trustee shall maintain or cause to be maintained suitable records, data and information relating to his functions hereunder.

(c) The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other actions hereunder. His books and records relating thereto shall be open to inspection and audit at all reasonable times and location convenient to the STEM Employees, or their duly authorized representatives. Alternatively, upon the request of a STEM Employee, the Trustee shall provide STEM Employees or their duly authorized representatives a copy of the Trust’s books and records for inspection and audit.

(d) Within thirty (30) days after the close of business on the last business day of each fiscal quarter (and within thirty (30) days after the resignation of the Trustee, as provided in Article IV hereof), and at any other time as requested in writing by a STEM Employee set forth in Exhibit A hereto, the Trustee shall render to the STEM Employees who have an active role with the Company as of the Effective Date and to any other duly authorized representative of the Company, a written account showing in reasonable summary the investments, receipts, disbursements and other transactions engaged in by the Trust during the preceding fiscal quarter, including, among other things, the date of each disbursement, the STEM Employee to whom the disbursement was made, and the amount of such disbursement, and setting forth the assets and liabilities of the Trust (the “Records”).

(e) The Trustee shall comply with the requirements of Internal Revenue Service Rule 671 and Form 1041 related to Grantor Type Trusts and provide to the Company a copy of all information filed with the Internal Revenue Service.

Section 3.4.	Emergencies and Delegates

(a) In case of an emergency, the Trustee may act with respect to the matter involved and shall incur no liability in so acting.

(b) By written notice, the Trustee may authorize a delegate to act on matters in the ordinary course of the business of the Trust or on specific matters.

Section 3.5.	Expenses

(a) The Trustee shall be entitled to compensation in the amount of $475 per hour, with partial hours pro-rated and billed in 15 minute increments, for services related to the performance of his duties and reimbursement for his costs as and when incurred. The compensation of the Trustee and all his expenses hereunder shall constitute a charge upon the Trust Fund. The Trustee shall have a lien on the Trust for such compensation and expenses until paid.

(b) Proper expenses of the Trust include the following:

(i)	reasonable counsel fees incurred by the Trustee, including but not limited to in connection with the defense of any actions by third parties in which the Trustee, as trustee of the Trust, or the Trust is a named defendant;

(ii)	reasonable accountants’ fees incurred by the Trustee, including but not limited to in connection with the defense of any actions by third parties in which the Trustee, as trustee of the Trust, or the Trust is named as a defendant, or to obtain advice and assistance to comply with all Federal, State and Local tax requirements and with Internal Revenue Service Rule 671 and Form 1041 related to Grantor Type Trusts to the extent tax filing is required;

(iii)	reasonable costs, expenses and charges of the Trustee incurred or made in the performance of his duties or in the defense of any actions by third parties in which the Trustee, as trustee of the Trust, or the Trust is a named defendant;

(iv)	reasonable expenses relating to investment of the Trust Fund such as brokers’ commissions and similar items; and

(v)	the Trustee’s reasonable charges for issuing payment checks and/or making wire transfers to STEM Employees and their legal beneficiaries or representatives.

(c) The Trustee shall submit to the Company periodic billing statements setting forth the fees and expenses incurred, which billing statements the Trustee shall also make available to a STEM Employee upon request in writing. Absent the receipt of an objection in writing from the Company, the Trustee shall be authorized to pay his fees and expenses within twenty (20) days of submitting a billing statement containing such fees and expenses. In the event of an objection within twenty (20) days of the Trustee’s submission of a billing statement, the Trustee shall be authorized to pay out of the Trust Fund only the portion of fees and expenses to which the Company does not object until the objection is resolved, either by agreement or by a court.

Section 3.6.	Third Parties

In any judicial, arbitration or administrative proceeding, only the Company, the Trustee and the STEM Employees who have made themselves and their notice information known in writing to the Trustee (or, upon notice to the Trustee, their legal beneficiaries or representatives upon death) shall be necessary parties, and no other person shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action (unless inconsistent with any Severance Obligation, PTO Obligation, or Retention Obligation) shall be conclusive upon all interested persons.

ARTICLE IV.

RESIGNATION, REMOVAL AND SUCCESSION

Section 4.1.	Resignation

The Trustee may resign at any time upon thirty (30) days’ prior written notice to the Company (which notice may be waived by the Company at its sole discretion).

Section 4.2.	Removal

The Trustee may be removed or replaced by the Company at any time for any reason, with or without cause, subject to payment of the Trustee’s fees and expenses in accordance with Paragraph 3.5.

Section 4.3.	Succession

(a) Upon resignation or removal of the Trustee, the Company or its duly authorized representative shall promptly appoint a successor Trustee (other than the Company or an officer or director of the Company), who shall have the same powers and duties as conferred herein. Any resigning Trustee shall transfer the Trust Fund to his successor and shall deliver the books, accounts and records thereof thereto. The resigning or removed Trustee is authorized, however, to reserve such amount as may be necessary for the payment of his fees and expenses under Section 3.5 incurred prior to resignation or removal.

(b) If a successor Trustee is not appointed within sixty (60) days after the Trustee gives notice of his resignation, then the Trustee may apply to any court of competent jurisdiction for appointment of a successor. The Trustee shall continue to serve until the successor assumes his office hereunder.

(c) Any successor Trustee agreed to by the Company shall be deemed to be the “Trustee” hereunder for all purposes.

ARTICLE V.

AMENDMENT; PARTIAL INVALIDITY

Section 5.1.	Irrevocability of Trust; Amendment

The Trust created by this Trust Agreement shall be irrevocable and shall not be revoked or terminated by the Company or any person other than as specifically provided in Section 1.2 nor shall it be amended, modified or supplemented except in accordance with Section 5.2.

Section 5.2.	Partial Invalidity; Conformity with Law

If any provision of this Trust Agreement is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining portions of this Trust Agreement, unless such illegality or invalidity prevents accomplishment of the objectives and purposes of this Trust Agreement. In the event of any such holding, and notwithstanding anything herein to the contrary, this Trust Agreement may be amended prospectively or retroactively at any time by the Company or its duly authorized representative, upon reasonable notice to the Trustee, if deemed necessary to remedy such defect, to conform to the provisions and requirements of the Internal Revenue Code or regulations promulgated pursuant thereto, or to conform to the provisions and requirements of any law, regulation, order or ruling affecting the character or purpose of the Trust.

ARTICLE VI.

LIABILITIES

Section 6.1.	Liability of the Company

The Company shall not be liable or responsible for

(a) any debts, liabilities or obligations of the Trustee, or

(b) the acts or omissions (except as specifically undertaken by agreement of indemnity or insurance) of any fiduciary or other person relating to the rendering of services to the Trust Fund.

Section 6.2.	Liability of the Trustee

(a) The Trustee shall have no liability for the acts or omissions of the Company.

(b) The Trustee shall have no liability for following proper directions, including investment directions, which are made in accordance with this Trust Agreement.

Section 6.3. Indemnification	of Trustee

(a) The Company agrees, to the extent permitted by applicable law, to indemnify, defend and hold harmless the Trustee, his counsel, and accountant (collectively, the “Indemnified Parties”), to the full extent lawful, from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of this Trust Agreement, any actions taken or omitted to be taken by an Indemnified Party in connection with the provision of services to the Trust or to the Trustee, or to any other matter (collectively, the “Matters”) contemplated by the engagement of the Trustee under this Trust Agreement, and will promptly pay for any and all expenses (including fees and expenses of legal counsel) as incurred, if such expenses are not paid out of the Trust Fund, in connection with the investigation or preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matters contemplated by the engagement of the Trustee hereunder or any action or proceeding arising therefrom (collectively, “Proceedings”), whether or not such Indemnified Party is a formal party to any such Proceedings.

(b) In any action for which indemnification is sought the Company will only retain counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party or parties except as set forth below) or authorize the Indemnified Party to employ separate counsel at the expense of the Company. Notwithstanding the retention by the Company of counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Company shall be responsible for the payment of all fees, costs and expenses of such separate counsel if (I) the actual or potential Defendants in, or targets of, any such action include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified Parties which are different from or additional to those available to the Company, (II) the Company shall not have employed counsel reasonably acceptable to the indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (III) the Company has authorized in writing the Indemnified Party to employ separate counsel at the expense of the Company.

(c) No Indemnified Party shall have any liability, regardless of the legal theory advanced (whether direct or indirect, in contract, tort or otherwise), to the Company or any other person or entity (including the Company’s equity holders, creditors, and STEM Employees) related to, in connection with, or arising out of this Trust Agreement or the services to be provided hereunder, except for any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final Judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the parties may otherwise have and shall be binding upon and inure to the benefit of any successors, heirs and personal representatives of an Indemnified Party.

(d) The indemnity, reimbursement and contribution provisions set forth herein shall remain operative, and in full force and effect, regardless of any termination or the completion or expiration of this this Trust Agreement.

ARTICLE VII.

MISCELLANEOUS

Section 7.1.	Successors

This Trust Agreement and the Trust created hereby shall be binding upon and shall inure to the benefit of the heirs, executors, personal and legal representatives, successors and assigns of the parties hereto and of the STEM Employees.

Section 7.2.	Use of Trust Funds

Except as herein provided under Section 1.2, under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Company from the Trustee, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to STEM Employees. Upon execution of this Trust Agreement, other than any reversion rights upon the expiration or termination of the Trust, the Company shall have no right, title or interest in the Trust Fund.

Section 7.3.	Notices

Any claim or notice required or permitted by this Trust Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or by electronic mail, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below, or as subsequently modified by written notice:

If to Trustee:	David A. Bradlow 3947 23rd Street San Francisco, CA 94114-3302 bradlow@davidbradlow.com

with a copy to:	Wendel Rosen Black & Dean LLP 1111 Broadway, 24th Floor Oakland, CA 94607 Attention: Michael D. Cooper, Esq. MDCooper@wendel.com

If to Company:	StemCells, Inc. 7707 Gateway Boulevard Newark, CA 94560 Attention: George Koshy, Chief Accounting Officer George.Koshy@stemcellsinc.com

with a copy to:	Keller & Benvenutti LLP 650 California Street, Suite 1900 San Francisco, CA 94108
	Attention:	Tobias S. Keller, Esq. tkeller@kellerbenvenutti.com Jane Kim, Esq. jkim@kellerbenvenutti.com

Section 7.4.	Construction

This Trust Agreement shall be construed, administered and enforced according to the Internal Revenue Code and, where state law is applicable, under California laws, fairly, equitably and, as applicable, in accordance with the purposes of the Severance Obligations, the PTO Obligations, and the Retention Obligations.

COMPANY		TRUSTEE

StemCells, Inc., a Delaware corporation		David A. Bradlow

By:	/s/ Ian Massey	By:	/s/ David A. Bradlow
Name: Ian Massey		Name: David A. Bradlow
Title: President & CEO

EXHIBIT D

TRUST FUND

Two million three hundred thousand dollars ($2,300,000)

D-1

EXHIBIT E

FORM OF SEVERANCE AGREEMENT CERTIFICATE

[Insert Date]

The undersigned officer of StemCells, Inc., a Delaware corporation (the “Company”) hereby certifies as to each of the matters set forth in this Certificate. For purposes hereof, all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement, dated as of June 16, 2016, by and between the Company and David A. Bradlow (the “Trust Agreement”).

1.	is a “Severance Agreement Employee” as defined in the Trust Agreement (“Employee”).

2.	Employee entered into an agreement with the Company dated June , 2016, setting forth, among other things, the terms of Employee’s severance payment payable upon Employee’s termination from the Company (the “Severance Agreement”).

3.	Employee will be, or has been, terminated from employment by the Company. Employee’s termination date, when Employee will have performed all of his or her obligations under the Severance Agreement, will be (the “Separation Date”).

4.	Employee timely signed and delivered to the Company the Release of Claims (as defined in the Severance Agreement), and the Release of Claims has not been revoked.

5.	Employee is not disqualified from receiving Employee’s Severance payment under the terms of the Severance Agreement.

6.	Payment of Employee’s Severance Amount, after reduction for employer taxes and net of withholding taxes (as defined in the Trust Agreement) will be made by ADP Direct Pay.

StemCells, Inc., a Delaware corporation

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF EXITING EMPLOYEE CERTIFICATE

[Insert Date]

The undersigned officer of StemCells, Inc., a Delaware corporation (the “Company”) hereby certifies as to each of the matters set forth in this Certificate. For purposes hereof, all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement, dated as of June 16, 2016, by and between the Company and David A. Bradlow (the “Trust Agreement”).

1.	is an “Exiting Employee” as defined in the Trust Agreement (“Employee”).

2.	Employee will be, or has been, terminated from employment by the Company. Employee’s termination date will be (the “Separation Date”).

3.	Trustee is instructed to release $[X] as the Employee’s “PTO Amount,” as defined in the Trust Agreement, which amount consists of accrued paid time off, final wages, and taxes payable.

4.	Payment of Employee’s PTO Amount, after reduction for employer taxes and net of withholding taxes (as defined in the Trust Agreement) will be made by ADP Direct Pay.

StemCells, Inc., a Delaware corporation

By:
Name:
Title:

F-1

EXHIBIT G

FORM OF RETENTION AGREEMENT CERTIFICATE

[Insert Date]

The undersigned officer of StemCells, Inc., a Delaware corporation (the “Company”) hereby certifies as to each of the matters set forth in this Certificate. For purposes hereof, all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement, dated as of June 16, 2016, by and between the Company and David A. Bradlow (the “Trust Agreement”).

1.	is a “Retention Agreement Employee” as defined in the Trust Agreement (“Employee”).

2.	Employee entered into an agreement with the Company dated June , 2016 (the “Retention Agreement”), setting forth, among other things, the terms of Employee’s retention payment payable upon Employee’s continued employment with the Company until [DATE] (the “Retention Date”).

3.	Employee continued to be employed with the Company through the Retention Date.

4.	Employee will be, or has been, terminated from employment by the Company. Employee’s termination date, when Employee will have performed all of his or her obligations under the Retention Agreement, will be (the “Separation Date”).

5.	Employee timely signed and delivered to the Company the Release of Claims (as defined in the Employee’s Severance Agreement), and the Release of Claims has not been revoked.

6.	Employee was not dismissed for cause by the Company and is not disqualified from receiving Employee’s Retention payment under the terms of the Retention Agreement.

7.	Payment of Employee’s Retention Amount, after reduction for employer taxes and net of withholding taxes (as defined in the Trust Agreement) will be made by ADP Direct Pay.

StemCells, Inc., a Delaware corporation

By:
Name:
Title:

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